Exhibit 10.45
                                                                   -------------

            Confidential Materials omitted and filed separately with
                     the Securities and Exchange Commission.
                           Asterisks denote omissions.

                         TELE ATLAS NORTH AMERICA, INC.
                          GENERAL PROVISIONS AGREEMENT


ARTICLE 1:     PARTIES AND BACKGROUND

1.1 Parties to Agreement. This General Provisions Agreement (the "GP Agreement")
    --------------------
is entered into by Tele Atlas North America, Inc., a California corporation located at 1605 Adams Drive, Menlo Park, CA 94025 USA, ("TANA") and Switchboard Incorporated, a Delaware corporation located at 120 Flanders Road, Westboro, MA 01581-5013, USA, ("Licensee").

The Parties have agreed upon the following:

1.2 Background. TANA develops and distributes spatial map data products and
    ----------
related materials. This GP Agreement states the general terms and conditions applicable to any licenses granted to the products specified ("Licensed Products") in a separate license agreement(s) (the "License"). The specific licensing fees, royalties and/or other payments due to TANA for the license of the Licensed Products shall be as set forth in such License(s). This GP Agreement and any Licenses shall be collectively referred to herein as the "Agreements."

ARTICLE 2: RIGHTS

2.1 Ownership. TANA reserves all rights in the Licensed Products not expressly
    ---------
granted to Licensee by the Agreements and the Agreements do not constitute a transfer of any title or interest in the Licensed Products. If the Licensed Products or any portion thereof are modified, merged, incorporated or combined into any software, hardware, or other data, or are converted or translated into another data format, they shall continue to be subject to the provisions of the Agreements, and TANA retains ownership of all such Licensed Products and all such portions; provided, that the software, hardware, database or other work of authorship created by Licensee, and into which the Licensed Products are used, incorporated or combined by Licensee or its designees shall be and remain the sole and exclusive property of Licensee. Licensee shall only use the Licensed Products as authorized by any License.

2.2 Copyrights and Duplication. The Licensed Products are copyrighted by TANA
    --------------------------
and, except as expressly authorized in a License, neither Licensee, Licensee's agent(s) nor any other third party shall duplicate, copy or reproduce any Licensed Products, or any portion thereof, except as necessary for support, back-up and archival purposes. Licensee shall conspicuously display TANA's then current copyright notice and logo as required in any License.


ARTICLE 3: PROTECTION OF INTELLECTUAL PROPERTY

3.1 Protection of Licensed Products. The Licensed Products include confidential
    -------------------------------
and proprietary information and materials and may include trade secrets. Accordingly, Licensee agrees to hold the Licensed Products in confidence and in trust. Licensee may disclose relevant aspects of the Licensed Products to its employees, agents or representatives with a need to know who have been advised of this provision and who have entered into an agreement with Licensee sufficient to enable Licensee to enforce this provision. Licensee agrees to take reasonable steps to protect the Licensed Products from misappropriation or misuse. 3.2 Duty to Assist. Licensee shall notify TANA immediately if Licensee learns of any misappropriation, unauthorized use or public disclosure of the Licensed Products, and shall cooperate with TANA's efforts to prevent such misappropriation, misuse or public disclosure. In the event Licensee becomes aware of any violation of any provision of Section 3.1 by any current or former employee, agent, licensee or representative of Licensee, Licensee shall immediately notify TANA and shall, at its expense, assist TANA in TANA's enforcement of Section 3.1. 3.3 TANA agrees to hold in trust and confidence, and take reasonable steps to protect from misappropriation or misuse, any confidential or proprietary information of Licensee which TANA may receive in connection with this Agreement.

ARTICLE 4: ORDERS AND PAYMENT TERMS

4.1 Delivery of Licensed Products. TANA shall deliver to Licensee any Licensed
    -----------------------------
Products within the time frames specified in any License. Licensee is responsible for all shipping, insurance and related charges, if any, incurred by TANA.

4.2 Order Procedure. The terms and conditions of the Agreements shall control
    ---------------
all orders by Licensee. Any proposed variation from or addition to these terms and conditions appearing on any purchase order or other document submitted by Licensee are null and void.

4.3 Payment Terms. Net payment for Licensed Products delivered to Licensee by
    -------------
TANA and/or royalties due TANA is set forth in the License(s). TANA may refuse to deliver, or may delay the delivery of, any Licensed Products on order or any updates generally shipped by TANA to Licensee if Licensee becomes delinquent in the payment of any of its obligations to TANA. All outstanding amounts that are not paid when due shall bear interest at the maximum allowable statutory rate at the time or twelve percent (12%) per annum, whichever is less. All charges under this Agreement include all taxes, assessments, levies and fees imposed upon TANA by any federal, foreign, state or local governmental authority, including but not limited to taxes based upon or measured by TANA's net income, any gross receipts tax, all franchise taxes based upon TANA's existence or its general right to transact business, and any payroll or other employment tax for which TANA is liable. There will be added to the fees set forth in the License(s) any applicable sales, use, or value added tax, or any similar tax or assessment imposed by or under the authority of any federal, state or local law, rule or regulation, which are paid by or are payable by TANA. Licensee expressly authorizes TANA to collect and remit such taxes as may be required by any applicable laws, unless Licensee furnishes TANA with a valid exemption certificate in form and content acceptable to TANA.

ARTICLE 5: WARRANTY AND DISCLAIMER.

5.1 Warranty.
    --------

         (a) TANA warrants that the media containing the Licensed Products is free from defects in materials and workmanship on date of delivery. If the media possesses manufacturing defects, TANA will provide Licensee with a replacement copy of the Licensed Products within a commercially reasonable time after notice from Licensee.

         (b) TANA warrants that the Licensed Products will, upon initial delivery and upon delivery of any updates thereto, [**].

         (c) TANA warrants that the Licensed Products will, upon initial delivery and upon delivery of any updates thereto, [**].

         (d) If the Licensed Products do not satisfy the warranties stated in Sections 5.1(b) or (c), TANA will, within a commercially reasonable time after notice from Licensee, either (i) replace or modify the Licensed Products so as to make them satisfy the applicable warranty or, if option (i) is not feasible,
(ii) terminate the License(s) and this GP Agreement and refund a portion of the consideration Licensee paid TANA for the affected Licensed Products, prorated over the term of the applicable License.

         (e) Sections 5.1(a) and 5.1(d) state TANA'S SOLE OBLIGATION and Licensee's SOLE REMEDY in the case of the Licensed Products not satisfying any warranty stated this Section 5.1.

5.2 Disclaimer. EXCEPT AS PROVIDED IN SECTION 5.1, THE LICENSED PRODUCTS ARE
    ----------
PROVIDED ON AN "AS IS" AND "WITH ALL FAULTS BASIS" AND TANA EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, MERCHANTABLE QUALITY, EFFECTIVENESS, COMPLETENESS, ACCURACY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN ADVICE OR INFORMATION PROVIDED BY TANA OR ANY OF ITS AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY, AND LICENSEE IS NOT ENTITLED TO RELY ON ANY SUCH ADVICE OR INFORMATION.

ARTICLE 6: INDEMNIFICATION

6.1 Indemnification by TANA.
    -----------------------

          a. TANA shall protect, defend (or, in TANA's discretion, settle), indemnify and hold Licensee harmless from any and all third party claims, demands, liabilities, obligations, damages, suits, judgments or settlements, including reasonable costs and attorneys' fees, (collectively, "Claims") that are asserted against Licensee to the extent that such Claims are based upon a contention that the Licensed Products used within the scope of any License infringe or misappropriate any copyrights, trade secrets, or trademarks of any third party created by United States federal law or the law of any of the United States, provided that: (i) Licensee notifies TANA promptly in writing of such Claim in sufficient time to enable TANA to protect its interests without prejudice, (ii) TANA has the sole right to control the defense and negotiation of all Claims, and (iii) Licensee fully cooperates in TANA's defense of all Claims at TANA's sole cost and expense for reasonable out-of-pocket expenses.

          b. TANA shall not have any liability under Section 6.1(a) to the extent that any Claim in 6.1(a) is based upon (i) the use of the Licensed Products in combination with other products not furnished or made by TANA, provided that the Licensed Products alone are not the cause of such Claim; (ii) the use of the Licensed Products in practicing any infringing process; or (iii) the modification of the Licensed Products or any portion thereof by anyone other than TANA, provided that the Licensed Products in unmodified form are not the cause of such Claim.

          c. If TANA (1) believes the Licensed Products infringe or (2) if, as a result of any Claim of infringement described in this Section 6.1(a), TANA is enjoined from licensing or sublicensing any Licensed Product, or (3) Licensee is enjoined from using any Licensed Product, or (4) if TANA believes that such injunction or Claim is likely, TANA may in its sole discretion and expense (a) procure the right for Licensee to continue to use said Licensed Product; (b) replace or modify the Licensed Products so as to make them non-infringing; or, if options (a) and (b) are not feasible, (c) terminate the applicable License(s) and, if applicable, this GP Agreement and refund a portion of the consideration Licensee paid TANA for the affected Licensed Products, prorated over the term of the applicable License.

          d. Sections 6.1(a) through 6.1(c) state the entire and exclusive obligation of TANA to Licensee for any Claim.

6.2 Indemnification by Licensee. Licensee shall protect, defend (or, in
    ---------------------------
Licensee's discretion, settle), indemnify and hold TANA harmless from any and all claims, demands, liabilities, obligations, damages, suits, judgments or settlements, including reasonable costs and attorneys' fees, (collectively, "Liability") that arise out of or relate to: (i) Licensee's or Reseller's (as defined in the License) breach of Articles 2 or 3 of this GP Agreement or breach of any grant of license or sublicensing requirements of any License, or (ii) the material act, neglect, omission or unperformed obligation of Licensee or Reseller in the development, modification, use or distribution of the Licensed Products or any derivative thereof, provided that the Liability for which indemnification of TANA is sought is based upon such material act, neglect, omission or unperformed obligation of Licensee or Reseller.

ARTICLE 7: LIMITATION OF LIABILITY

         [**], IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY FOR ALL MATTERS ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT OR ANY LICENSE, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEED TWO (2) TIMES THE AMOUNTS PAID TO TANA BY LICENSEE UNDER THIS AGREEMENT OR ANY LICENSE DURING THE PREVIOUS TWELVE
(12) MONTHS.

[**] NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THIS AGREEMENT OR ANY LICENSE OR THE USE OF OR INABILITY TO USE THE LICENSED PRODUCTS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 8: RECORDS AND REPORTS; AUDITS

8.1 Required Records and Reports. Licensee shall (a) prepare and maintain at its
    ----------------------------
expense complete and accurate records documenting any sublicensing activity and/or use of the Licensed Products needed to determine (i) all amounts owed to TANA or TANA's designees as applicable, and (ii) compliance with the Agreements;
(b) retain such records for a minimum of three (3) years from the date on which Licensee is obligated to make such payments or as necessary to show compliance with the Agreements; and (c) provide, within thirty (30) days after the end of each calendar quarter, a written report of any sublicensing activity or use of the Licensed Products containing sufficient information to enable TANA to confirm all amounts owed to TANA or TANA's designee.

8.2 Audit. During the term of the Agreements and for a period of one (1) year
    -----
after expiration or termination (whichever comes first), TANA shall have the right, at its expense and upon at least five (5) business days' notice, to examine, or to have its representative(s) examine, Licensee's records to determine or verify Licensee's performance and/or the accuracy of any reports furnished by Licensee to TANA under the Agreements, the amounts due to TANA or TANA's designees, and the extent to which such amounts have been paid. Any such examinations shall be conducted no more than twice per calendar year, at Licensee's premises, during normal working hours, and in such a manner as not to unduly interfere with Licensee's business operations.

ARTICLE 9: TERM AND RENEWAL

       Unless terminated earlier pursuant to Section 10.1, this GP Agreement shall be effective on the date of the last signature below and shall continue in force until the expiration of the last License at which time this GP Agreement will expire automatically. Licensee does not have or acquire by execution of this GP Agreement, by performance hereunder, or otherwise, any vested right with respect to the Licensed Products or the renewal of any of the Agreements. If TANA continues a business relationship with Licensee after termination or non-renewal of any of the Agreements, such relationship shall not be construed as a renewal or a waiver of termination, but such relationship shall be "at will," terminable at any time with or without cause or notice by either party, and all such transactions shall be governed by terms otherwise identical to the relevant provisions of the Agreements.

ARTICLE 10: TERMINATION, EFFECTS THEREOF AND REMEDIES

10.1 Termination Events.
     ------------------

a. TANA may terminate the Agreements (i) with ten (10) days' notice and opportunity to cure if Licensee violates any grant of license provision of any License or Articles 2 or 3 of this GP Agreement or (ii) with thirty (30) days' notice and opportunity to cure if Licensee commits a material breach of any other provision of the Agreements or otherwise fails materially to fulfill any of its obligations hereunder. Licensee may terminate the Agreements with thirty
(30) days' notice and opportunity to cure if TANA commits a material breach of any provision of the Agreements or otherwise fails materially to fulfill any of its obligations hereunder.

b. Either party may terminate the Agreements (provided, however, that if any License remains in effect, this GP Agreement must remain in effect) immediately upon written notice to the other party if such other party becomes insolvent, whether voluntarily or involuntarily, or if any process or proceeding of any court is instituted against such party by attachment or levy or execution, in insolvency or bankruptcy, or in receivership, or if any general assignment is made or attempted to be made for the benefit of creditors by such party. If either party ceases to conduct its normal course of business, such party shall immediately notify the other party in writing and the Agreements shall automatically terminate.

10.2 Survival. Termination of any of the Agreements for any reason shall not
     --------
relieve Licensee's obligations to make full payment for all amounts owed to TANA. Notwithstanding Licensee's continuing payment obligations specified in this Section 10.2, all royalties that Licensee owes to TANA under any License shall cease to accrue upon termination of the License, provided that, after such termination of the License, Licensee does not (a) use the Licensed Products, (b) provide the Derivative Services (as defined in the License) to End Users (as defined in the License) or (c) distribute to any third party any works that are based upon or incorporate all or part of one or more Licensed Products. In addition, Articles 2, 3, 5, 6, 7, 11 and Sections 8.2, 10.2, and 10.3 shall survive any termination or expiration.

10.3 Return or Destruction of Information. Promptly upon termination or
     ------------------------------------
expiration of this GP Agreement and any or all Licenses, Licensee shall return to TANA's Legal Department, or destroy, all copies of the affected Licensed Products and other materials developed by or belonging to TANA which are in the possession or control of Licensee and an officer of Licensee shall certify in writing to TANA that all such materials have been returned to TANA or have been destroyed.

ARTICLE 11: GENERAL PROVISIONS

11.1 Final Agreement; Precedence. The Agreements supersede all prior and
     ---------------------------
contemporaneous agreements and understandings between the parties relating to their subject matter and are the complete and exclusive statement of the terms of their agreement. They may only be amended in a writing signed by both parties. In the event of a conflict, the following shall be the order of precedence: any Licenses and Exhibits or Attachments thereto, this GP Agreement.

11.2 Governing Law; Jurisdiction. The Agreements and all aspects of the
     ---------------------------
relationship between TANA and Licensee shall be governed by and construed in accordance with the internal laws of the State of New York.

11.3 Product Modification and Discontinuances. TANA has the right to modify or
     ----------------------------------------
discontinue the Licensed Products [**] in accordance with Appendix A to this GP Agreement.

11.4 Arbitration. Except for the right of either party to apply to a court for a
     -----------
temporary restraining order, preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm, any dispute arising out of, connected with or relating to any of the Agreements, whether sounding in contract, tort or otherwise, shall be finally resolved exclusively by arbitration conducted by a mutually agreeable arbitrator. To the greatest extent practicable, the arbitrators shall be appointed from a pool of arbitrators who are stated to have experience or expertise in the computer software industry.

The arbitration shall proceed in accordance with the then existing American Arbitration Act and shall occur in the venue of the Party not initiating the arbitration. Any award made by the arbitration panel, however constituted, shall be final, binding and conclusive on all parties for all purposes and judgment may be entered thereon by any state or federal court having jurisdiction.

11.5 Notices. Except as provided in Section 11.3, any notice, request or demand
     -------
required to be given hereunder shall be in writing, and may be delivered in person, by overnight courier, by certified or registered mail, postage prepaid, or by facsimile confirmed by overnight courier. All notices shall be addressed to the party and address set forth at the end of this GP Agreement, unless and until a party provides written notice of a new address for receipt of notice. All notices shall be deemed received when (i) received, or (ii) when delivery is first attempted by the carrier at the address of record, whichever occurs first. A copy of all notices to TANA shall also be sent to TANA Legal Department. A copy of all notices to Licensee shall also be sent to Licensee's Legal Department.

11.6 Relief. Licensee acknowledges that a breach by Licensee of its obligations
     ------
under the Agreements would cause TANA irreparable harm and, in the event Licensee breaches or threatens to breach its obligations under the Agreements, TANA shall be entitled to injunctive and other appropriate equitable relief.

11.7 Severability. In the event that any provision or part of a provision of any
     ------------
of the Agreements is determined to be invalid, illegal, or unenforceable, such provision or part shall be stricken from such Agreement and the remainder of such Agreement shall be valid, legal, and enforceable to the maximum extent possible. If any provision or part is stricken from such Agreement in accordance with this Section 11.7, such provision or part shall be replaced, to the extent possible, with a valid, legal, and enforceable provision that is as similar in tenor to the stricken provision as is possible.

11.8 No Waiver. No waiver of any obligation or right of either party shall be
     ---------
effective unless in writing, executed by the party against whom it is being enforced. Any such waiver shall not preclude a party from exercising any other right or later exercising the same right.

11.9 Assignment. The Agreements shall inure to the benefit of and shall be
     ----------
binding upon the parties and their respective successors, legal representatives and permitted assigns, except that Licensee shall not assign or transfer any of the Agreements or any part: (a) to any company operating within the mapping industry or (b) without providing TANA prior written notice. This restriction on assignments or transfers shall apply to assignments or transfers by operation of law, as well as by contract, merger or consolidation. Any attempted assignment or transfer in derogation of this prohibition is void.

11.10 Force Majeure. Except for payments due to TANA from Licensee pursuant to
     --------------
any of the Agreements, neither party shall be liable for non-performance or delays in performance hereunder if caused by factors beyond its reasonable control.

11.11 Compliance with Export Laws. Licensee acknowledges and understands that
     ----------------------------
the Licensed Products may be subject to restrictions on export and agrees to comply with any applicable export laws.

11.12 No Joint Relationship. Licensee and TANA are independent contractors and
     ----------------------
neither has, nor will represent that it has, any power to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name. None of the Agreements shall be construed as constituting Licensee and TANA as employees, agents, partners, joint venturers, franchisors or franchisees, or to create any other form of legal association or arrangement which might impose liability upon TANA or Licensee for any act or failure to act of the other.

11.13 Construction. By execution of any of the Agreements, the parties agree
     -------------
that neither party shall be deemed the author of such Agreements for the purposes of interpretation.

11.14 Agreement Confidentiality and Marketing. Neither party shall discuss nor
     ----------------------------------------
disclose the contents or terms of any of the Agreements with any third party except for purposes of review with Licensee's legal counsel or financial advisors. Notwithstanding the foregoing, Licensee agrees that TANA may publicly announce and list Licensee as a licensee of TANA. TANA likewise agrees that Licensee may publicly announce the existence of its relationship with TANA.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this GP Agreement.

Switchboard Incorporated      Tele Atlas North America, Inc.
120 Flanders Road             1605 Adams Drive
Westboro, MA 01581-5013       Menlo Park, CA 94025
USA                           USA

By: /s/Dean Polnerow          By: /s/Robert A. Miller
    ----------------              -------------------

Name: Dean Polnerow           Name: Robert A. Miller
      -------------                 ----------------

Title: President              Title: Senior Vice President, Marketing & Sales
       ---------                     ----------------------------------------

Date: January 30, 2003        Date:  February 19, 2003
      ----------------               -----------------

                                  APPENDIX A

                LICENSED PRODUCTS MODIFICATIONS, DISCONTINUANCES,
                          AND METHODS OF COMMUNICATION

1)   Content Modification. TANA may make content modifications to the Licensed
     --------------------
     Products including additions, modifications or deletions to the content of the Licensed Products such as, for example only, adding, deleting, or modifying streets, address ranges, or turn-by-turn attribution ("Content Modifications"). TANA shall not be required to provide advance notice of Content Modifications, nor provide support for the version of the Licensed Products prior to any Content Modifications, but shall provide such notice with the release notes of the Licensed Products which contain the Content Modifications.

2)   Format Modification. TANA may make format modifications to the Licensed
     -------------------
     Products including additions, modifications or deletions to the formats of the Licensed Products such as, for example only, adding, deleting, or modifying fields, field values, tables, or attribute layers ("Format Modifications"). TANA shall provide [**] for previous formats for any Format Modification [**] of the Format Modification.

     a)   Major Format Modification. A "Major Format Modification" means
          -------------------------
          modifications such as removing attribute layers, removing tables, removing fields, moving fields from one table to another, or any other modification of a similar severity.

          i)   Notice. TANA shall provide Licensee [**] of any Major Format
               ------
               Modification [**] of the Licensed Products containing a Major Format Modification. [**] of the Licensed Products containing a Major Format Modification TANA shall [**] about the Major Format Modification including the [**].

          ii)  Licensed Products Releases.
               --------------------------
                (1) The initial release of the Licensed Products containing the Major Format Modifications ("Initial Release") [**] of the Licensed Products [**], or, in the alternative, TANA shall [**].

                (2) If Licensee [**], if any, during the [**] the Initial Release [**] the Licensed Products [**], Licensee shall give TANA written notice of [**] of the Initial Release. TANA shall provide [**] Licensed Products to Licensee as soon as commercially practicable after notice from Licensee; provided, however, that such [**] of the Licensed Products with the Major Format Modifications. Furthermore, TANA has the option to provide that portion of the Licensed Products containing the Major Format Modification [**].

                (3) [**] the Initial Release of the Licensed Products containing a Major Format Modification, Licensee may license the Licensed Products in unmodified form for an additional fee covering TANA's production costs, which are determined [**] . The parties shall mutually agree upon a delivery schedule for such releases of the Licensed Products.

      b)   Minor Format Modifications. A "Minor Format Modification" means
           --------------------------
           modifications such as extending field values, adding fields, adding layers for new content, or any other modification of a similar severity.

           i) Notice. TANA shall provide Licensee [**] of any Minor Format Modification [**] of the Licensed Products containing a Minor Format Modification.

                [**] of the Licensed Products containing a Minor Format Modification TANA shall [**].

           ii) Licensed Products Releases. TANA shall provide the Licensed Products [**] of the Licensed Products [**] on a mutually agreeable delivery schedule and payment of an additional fee covering TANA's production costs.

      c)   Repairs/Enhancements/Fixes of Known Issues. TANA may make
           ------------------------------------------
           modifications to Licensed Products such as repairing a known issue, making enhancements, or fixing an inconsistency, or other such modifications of a similar severity without prior notice to Licensee. TANA shall provide specific details and expectations about the modifications including the specific fields, layers and attributes that were modified with the release notes accompanying any release of the Licensed Products containing such modification.

      d)   Discontinuances. TANA may discontinue the Licensed Products in any
           ---------------
           particular database format. Such discontinuance shall be considered a Major Format Modification.

3)   Methods of Communication. All notices and other communications required by
     ------------------------
     TANA under this Appendix A shall be effectuated through the TANA partner extranet, via special partner email newsletters and via product packaging; provided, however, that any notice of a Major Format Modifications shall be deemed effective upon certified or registered mail, overnight courier, facsimile confirmed by overnight courier, or hand delivery to Licensee's President.

4)   Effect of Modifications or Discontinuances. If TANA modifies or
     ------------------------------------------
     discontinues any Licensed Products, TANA shall have no obligation to modify, replace, or make any refund with respect to Licensed Products previously delivered to Licensee. Licensee recognizes and agrees that modifications and/or discontinuances of the file format of the Licensed Products may be controlled by the third party suppliers of such file formats and may not be within TANA's control.